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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Merisel, Inc.
<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. Nos. 33-61592, 333-49595, 333-44605 and 33-63021) of Merisel, Inc. of our report dated March 27, 2006, relating to the consolidated financial statements, which is incorporated by reference in this Form 10-K/A.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, NY

May 17, 2006